Incorporation by Reference Putnam California Tax Exempt Income
Fund Period ending 33117

1. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No.46 to the Registrants Registration Statement filed on January 26, 2017.